Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2023 relating to the financial statements of Newpark Resources, Inc. and the effectiveness of Newpark Resources, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Houston, Texas
May 18, 2023